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                                                                  EXHIBIT 11


                         BEARINGS, INC. AND SUBSIDIARIES
                         -------------------------------
                       Computation of Net Income Per Share
                                   (Unaudited)
                      (Thousands, except per share amounts)


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
                                                         Three Months Ended
                                                            September 30
                                                       1996           1995
                                                  ------------      ----------

         Average Shares Outstanding
         --------------------------

 1.      Average common shares
         outstanding                                  12,406         12,208

 2.      Net additional shares
         outstanding assuming stock
         options exercised and
         proceeds used to purchase
         treasury stock                                   240            202
                                                 ------------       --------

 3.      Adjusted average common
         shares outstanding for
         fully diluted computation                     12,646         12,410
                                                 ============       ========


         Net Income
         ----------

 4.      Net income as reported in
         statements of consolidated
         income                                  $      5,405       $  4,528
                                                 ============       ========

         Net Income Per Share
         --------------------

 5.      Net income per average
         common share outstanding
         (4/1)                                   $       0.44       $   0.37
                                                 ============       ========

 6.      Net income per common
         share on a fully
         dilutive basis (4/3)                    $       0.43 (A)   $   0.36 (A)
                                                 ============       ========

(A) Fully diluted net income per share is not presented as the dilutive effect is less than 3%.